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                                                                      EXHIBIT 21


                      SUBSIDIARIES OF STARBUCKS CORPORATION


Olympic Casualty Insurance Company (a Vermont corporation)
     Starbucks U.S. Brands LLC (a Nevada limited liability company)

Seattle Coffee Company (a Georgia corporation)
     Seattle's Best Coffee LLC (a Washington limited liability company) Torrefazione Italia LLC (a Washington limited liability company)

Starbucks Capital Asset Leasing Company, LLC (a Delaware limited liability company)

Starbucks Coffee Company (Australia) Pty. Ltd. (an Australian corporation)

Starbucks Coffee Canada, Inc. (a Canadian Corporation)

Starbucks Coffee Holdings (UK) Limited (a UK corporation)
 Seattle Coffee Company (International) Limited (a UK corporation) Starbucks Coffee Company (UK) Limited (a UK corporation)
 Torz & Macatonia Limited (a UK corporation)

Starbucks Coffee International, Inc. (a Washington corporation)
     Karstadt Coffee GmbH (a German corporation)
     Rain City C.V. (a Dutch Limited Partnership)
         Emerald City C.V. (a Dutch Limited Partnership)
              Starbucks Coffee EMEA B.V. (a Dutch B.V.)
                  Starbucks Manufacturing EMEA B.V. (a Dutch B.V.)
         Starbucks Coffee Trading Company Sarl  (a Swiss Sarl)
              Starbucks Coffee Agronomy Company S.R.L. (a Costa Rica S.R.L.) SBI Nevada, Inc. (a Nevada corporation)
     SCI Investment, Inc. (a Washington corporation)
     SCI Europe I, Inc. (a Washington corporation)
     SCI Europe II, Inc. (a Washington corporation)
     SCI Ventures, S.L. (a Spanish limited liability company)
     Starbucks Coffee Asia Pacific Limited (a Hong Kong corporation) Starbucks Coffee France, EURL (a French limited liability company) Starbucks Coffee Singapore Pte. Ltd. (a Singapore corporation)

Starbucks Coffee (Thailand) Ltd. (a Thailand corporation)

Starbucks Foreign Sales Corporation (a Barbados corporation)

Starbucks Holding Company (a Washington Corporation)

Starbucks Manufacturing Corporation (a Washington corporation)

Starbucks New Venture Company (a Washington corporation)

Tazo Tea Company (a Washington corporation)

Urban Coffee Opportunities, LLC (a Washington limited liability company)


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